Exhibit 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-33000, 333-94723, 333-64755, 333-64605,
333-59523,  333-57613, 333-51067, 333-45139, 333-37713, 333-25431, 333-81533 and
333-38068), Registration Statement on Form S-4 (No. 333-38420), and in the Registration Statements on Forms S-8 (No. 333-31696, 333-93117, 333-92327,
333-11294, 333-88421 and 333-39553) of Applied Digital Solutions, Inc. and subsidiaries (formerly Applied Cellular Technology, Inc.) of our report dated March 3, 2000 relating to the financial statements and financial statement schedule, which appears in the Annual Report on Form 10-K.




 /S/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP


St. Louis, Missouri
April 20, 2001